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FOR IMMEDIATE RELEASE

CONTACTS:
WARP TECHNOLOGY HOLDINGS: GAIL MCMULLEN - 203-422-2950
GUPTA TECHNOLOGIES LLC: KRISTIE WELLS - 650-596-4387

WARP TECHNOLOGY HOLDINGS COMPLETES GUPTA ACQUISITION

NEW YORK, NY (January 31, 2005) - Warp Technology Holdings, Inc. (OTC BB: WARP) announced today that it has completed the acquisition of Gupta Technologies, LLC from Platinum Equity.

In announcing the acquisition Warp CEO Ron Bienvenu said, "This acquisition is an important achievement for both Warp Technology Holdings and GUPTA. For Warp, this transaction marks the first step in our plan to create a sustainable, profitable and exciting technology company that is attuned to today's market environment.

"We believe that GUPTA is exactly the kind of customer oriented, bottom line focused company that fits our long-term strategic goals," Mr. Bienvenu said. "We are committed to sustaining high-quality service levels for GUPTA's loyal customer base, and to building an even stronger organization in the future."

GUPTA CEO Jeff Bailey said: "We are excited to be working with Ron and his team to build the premier cross-platform development tool and embeddable database company in the industry. Long known for our Windows-based products, our new Linux versions allow our customers to develop and support both Windows and Linux based applications with the same code line. We will continue to place our customers' needs first and I am confident that the ownership transition will be transparent to our customers."

As previously reported in the company's regulatory filings, Warp agreed to acquire GUPTA via a Purchase Agreement Assignment and Assumption with ISIS Capital Management. Funding for the transaction was led by Crestview Capital Funds, Inc.

Full details regarding the transaction will be contained in the company's regulatory filings. Warp will host a shareholder conference call on Friday, February 4th at 10:00 AM Eastern to discuss the acquisition and next steps for the company. For shareholders and investors wishing to participate, please use the following information:

                   Toll free - 800-944-8766; passcode - 21288 #

                   International - 317-713-0002; passcode - 21288 #



ABOUT WARP TECHNOLOGY HOLDINGS, INC.
WARP Technology Holdings (OTC BB: WARP) is a global M&A firm focused on acquisition and operation of profitable, established, mission-critical technology companies.
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ABOUT GUPTA TECHNOLOGIES, LLC
GUPTA is a world leader in software development and data management solutions serving a global network of over 10,000 developers. For true cross platform development of Linux or MS Windows based applications, GUPTA's award winning SQLBase and Team Developer are the answer to rapid development and cost effective solutions.

ABOUT PLATINUM EQUITY
Platinum Equity (www.platinumequity.com) is a global M&A&O(R) firm specialized in the merger, acquisition and operation of mission-critical services and solutions companies. Since its founding in 1995, the firm has acquired more than 50 businesses and built a portfolio of companies with nearly 40,000 employees, more than 600,000 customer sites and a multibillion-dollar revenue base. Platinum Equity in 2004 was named the 32nd largest private company in the United States by Forbes magazine.


CAUTIONARY STATEMENT
Statements contained herein which are not historical information are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties. Actual results could differ materially from those included in the forward-looking statements for a variety of reasons, including: the level of acceptance of the Warp Technology Holdings, Inc. (the "Company") products by the marketplace; the ability of the Company's products to achieve the results for which it is designed; the ability of the Company to raise capital to fund operations and marketing programs for its products; competition from other approaches to application acceleration and network architecture; the ability of the Company to raise funding for the completion of mergers and acquisitions; and other risks described in the Company's filings with the Securities and Exchange Commission. These statements are not guarantees of future performance and readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements.